UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2011

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 25, 2011, SandRidge Energy, Inc. (“SandRidge”) and SandRidge Permian Trust (the “Trust”), a newly formed Delaware trust, filed a registration statement with the U.S. Securities and Exchange Commission relating to the initial public offering of common units representing beneficial interests in the Trust. In connection with the offering, SandRidge will convey to the Trust royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Royalty Interests”) in exchange for the net proceeds from the offering and units representing approximately 40% of the beneficial interest of the Trust. The Royalty Interests will entitle the Trust to a percentage of the proceeds from the sale of oil, natural gas and natural gas liquids production from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest. SandRidge is filing this Current Report on Form 8-K to provide certain pro forma financial information showing the effects of the conveyance of the Royalty Interests.

The pro forma financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2011, Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2010, Unaudited Pro Forma Condensed Statement of Operations for the six-month period ended June 30, 2011, and related notes showing the pro forma effects of SandRidge’s conveyance of the Royalty Interests to the Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: August 8, 2011	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2011, Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2010, Unaudited Pro Forma Condensed Statement of Operations for the six-month period ended June 30, 2011, and related notes showing the pro forma effects of SandRidge’s conveyance of the Royalty Interests to the Trust.